Exhibit 99.3

Global Investment Management Matt Khourie Global President, CBRE Global Investors

ING REIM Merger Before Today 24 offices in 13 countries 32 offices in 22 countries Investments in 12 countries Investments in 26 countries $39.1B AUM1 $94.8B AUM2 Approx. 400 employees Approx. 1100 employees Approx. 200 clients Approx. 600 clients 21 direct funds 55 direct funds 36 direct separate accounts 67 direct separate accounts (1) As of June 30, 2011. (2) As of September 30, 2011, including ING REIM acquisitions on a combined pro forma basis.

CBRE Global Investors Today 1. As of December 31, 2010, including affiliate offices. CBRE 438 Offices and 35,000+ Employees1 CBRE Global Investors 32 Offices and 1,100+ Employees AMERICAS Los Angeles (HQ), Seattle, Newport Beach, Atlanta, Washington DC, Philadelphia, Princeton, New York and Boston EMEA The Hague (HQ), Madrid, London, Paris, Brussels, Luxembourg, Milan, Frankfurt, Prague, Stockholm, Budapest, Warsaw, Bucharest, Helsinki and Dubai ASIA PACIFIC Hong Kong (HQ), Singapore, Shanghai, Taipei, Seoul, Tokyo, Melbourne and Sydney

Legacy CBRE Investors EMEA Offices Coverage

CBRE Global Investors EMEA New Offices New Coverage

Legacy CBRE Investors Asia Pacific Offices Coverage

CBRE Global Investors Asia Pacific New Offices New Coverage

$3.2B in equity raised YTD, with $2.6B of dry powder currently available to invest globally1 Approximately $4.3B capital deployed YTD1 18 direct funds actively raising and/or deploying capital Active in core, core plus, value-add and opportunistic investment strategies Direct access to the world’s premier commercial real estate platform Overview Estimate based upon combination of ING REIM legacy businesses acquired and CBRE Investors legacy business.

Merger Synergies and Investor Benefits Greater opportunities for clients to invest capital through multiple structures with a variety of risk/return profiles. Improved ability to migrate global investor capital to targeted regions around the globe. Enhancement of CBRE Investors’ management and execution talent with the addition of best-in-class management from ING REIM. The creation of global indirect investment businesses of scale - Clarion Securities and Global Multi Manager (GMM) - to provide more resources to clients and increase operating efficiencies. Increased access to market-leading intelligence and research capabilities around the globe.

Financials Normalized EBITDA excludes the write-down of impaired investments and cost containment expenses. Includes $26.9 million associated with the consolidation of several properties due to a change in accounting regulations effective January 1, 2010. $ in millions 161.2 228.0 347.9 Revenue Normalized EBITDA1 141.4 215.6 2 68.0 116.3 134.8 127.5 124.0 58.3 142.9 26.0 13.9 71.8 101.7 88.7 0.4 19.9 2006 2007 2008 2009 2010 Carried Interest Acquisition, Disposition and Other Incentive Asset Management 52.7 113.1 28.9 18.4 55.9 2006 2007 2008 2009 2010

Assets Under Management $ in billions 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Q3 2011

Global Investment Programs Description Assets Under Management1 ($ in billions) Typical Fee Structure Separate Accounts $23.8 Management fees Transaction fees Incentive fees Sponsored Funds $40.2 Management fees Transaction fees LP profits Carried interest Unlisted Securities $12.3 Management fees Incentive fees Listed Securities $18.5 Management fees Incentive fees (1) As of September 30, 2011, including ING REIM acquisitions on a combined pro forma basis.

Equity Raised 2006-2011 Includes capital raised by ING REIM Europe and ING REIM Asia $3.2B 1

Acquisition Activity Direct real estate only. Excludes Global Real Estate Securities and Global Multi Manager. CBREI-NA CBREI-EMEA CBREI-Asia 4.1 $ in billions ING REIM-EMEA ING REIM-Asia 5.0 7.0 9.3 3.9 1.3 4.3 0.0 2.0 4.0 6.0 8.0 10.0 2005 2006 2007 2008 2009 2010 2011*

2011 YTD Operating Highlights A major U.S. insurance company signed agreement with the U.S. Managed Accounts Group for a $300 million separate account. The Pan European Core Fund has acquired over $100 million of property. The European Shopping Center Fund has acquired €150 million in assets. Strategic Partners U.S. 5 sold its interest in 1540 Broadway in New York City for $208 million in net cash proceeds and a 63.0% IRR to investors. Korean National Pension Services awarded $350 million in mandates over the past 12 months Strategic Partners U.S. 5/Wood Partners JV raised $300 million of equity and started $620 million of new multi-family developments in the U.S.

CBRE Global Investors Operating Model Matt Khourie Global President Maurice Voskuilen Global CFO/CAO Pieter Hendrikse CEO, EMEA Richard Price CEO, Asia Pacific Matt Khourie President, Americas Jeremy Plummer CEO, CBRE Global Multi Manager T. Ritson Ferguson CEO, CBRE Clarion Securities Regional Investment Programs Global Investment Programs Global Head of Strategy Shared Services Investor Services Investment Research Finance/ Accounting Investment Reporting Legal/ Compliance Human Resources Information Technology Risk Management Doug Herzbrun Global Head of Research Mike McMenomy Global Head of Investor Services Pasha Zargarof Global General Counsel Jeroen Tomesen Global Head of Human Resources

Growth Strategies Migrate relationships with ING REIM capital sources throughout our global investment platform Harvest sources of capital from new distribution channels and under-represented geographies Capitalize on market opportunities through programs like our Strategic Partners U.S. fund series, European Shopping Center Fund, China investment programs and Capital Partners U.S. debt fund. Expand our indirect investment programs — CBRE Clarion Securities and CBRE Global Multi Manager Grow our global separate account business as investors move toward core and core-plus programs with greater investor control Selectively target new countries for expanded global presence

Purchase high-quality U.S. operating properties with value-add opportunities at a discount to replacement cost from distressed sellers Optimize buying opportunities in Europe triggered by European bank distress Become most viable source of equity capital for liquidity-constrained residential developers in China Develop multi-family assets in select major U.S. metropolitan areas in supply-constrained submarkets Capitalize on the undersupply of new financing for commercial real estate coupled with the upcoming wave of loan maturities Take advantage of current oversized spread between risk-mitigated returns that can be achieved on properties acquired today and rate on 10-year T-Bills Near-Term Investment Opportunities